1 Creating a Strong U.S. Consumer Health Care Platform December 21, 2009 Exhibit 99.2

Forward Looking Statements
This presentation contains forward-looking statements. Forward-looking statements are statements that are not historical facts.  These statements include financial and product development projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future events, operations, products and services, and statements regarding future performance.  Forward-looking statements are generally identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,”
“plans” and similar expressions. Although sanofi-aventis’ management believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of sanofi-aventis, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.  These risks and uncertainties include among other things, the uncertainties inherent in research and development, future clinical data and analysis, including post marketing, decisions by regulatory authorities, such as the FDA or the EMEA, regarding whether and when to approve any drug, device or biological application that may be filed for any such product candidates as well as their decisions regarding labelling and other matters that could affect the availability or commercial potential of such products candidates, the absence of guarantee that the products candidates if approved will be commercially successful, the future approval and commercial success of therapeutic alternatives, the Group’s ability to benefit from external growth opportunities as well as those discussed or identified in the public filings with the SEC and the AMF made by sanofi-aventis, including those listed under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in
sanofi-aventis’ annual report on Form 20-F for the year ended December 31, 2008. Other than as required by applicable law, sanofi-aventis does not undertake any obligation to update or revise any forward-looking information or statements.
Important Additional Information: The tender offer described in this presentation has not yet commenced and this presentation is neither an offer to purchase nor a solicitation of an offer to sell shares of Chattem. At the time the tender offer is commenced, River Acquisition Corp. and sanofi-aventis will file a Tender Offer Statement on Schedule TO, containing an offer to purchase, form of letter of transmittal and related tender offer documents, with the U.S. Securities and Exhange Commission (the “SEC”) and Chattem will file a
Solicitation/Recommendation Statement on Schedule 14D-9 relating to the tender offer with the SEC. Sanofi-
aventis and Chattem intend to mail these documents to the shareholders of Chattem. These documents will contain important information about the tender offer and shareholders of Chattem are urged to read them carefully when they become available. Shareholders of Chattem will be able to obtain a free copy of these documents, when they become available, at the website maintained by the SEC at www.sec.gov.

Conference Call Participants
sanofi-aventis
Christopher A. Viehbacher, Chief Executive Officer
Hanspeter
Spek, President, Global Operations
Jérôme
Contamine, Executive Vice President, Chief Financial Officer
Chattem
Zan
Guerry, Chairman and Chief Executive Officer

Consumer Health Care is a Strategic Opportunity
for sanofi-aventis
OTC is one of our Top 5
priorities for growth
OTC is a pillar of our diversified
healthcare business model
Key Growth Drivers
Emerging markets
Diabetes products
Vaccines
OTC
New products
Diversified Platforms
Rx Medicines
Vaccines
OTC
Generics
Animal Health
Consumer Health Care offers prospects for sustainable growth and helps offset the more volatile nature of the Rx drugs market sanofi aventis
Because health matters

1999
2000
2001
2002
2003
2004
2005
2006
2007
2008

Consumer Health Care Offers Prospects
for Sustained Growth
2008 global OTC market sales
at $86.6bn growing
at +4.1%
(1)
Growing propensity to self-medicate
U.S. represents around 25%
of the
worldwide market
(1)
A highly fragmented sector
Top 10 companies account for
close to 1/3 of OTC market
sales
(3)
Very few truly global players
External growth opportunities
available
Local or category acquisitions
(1) Nicholas Hall's DB6 - 2008
(2) Nicholas Hall's DB6
(3) Nicholas Hall Reports based on DB6 2009 (MSP) - 2008
OTC Market Size ($bn)
(2)
CAGR
+3.7%
0
10
20
30
40
50
60
70
80
90

13%
16%
16%
30%
13%
7%
Vitamins, Minerals & Supplements
Cough, Cold & Allergy
Analgesics
Dermatologicals
Gastrointestinals
Lifestyle OTCs
The U.S. OTC Market is Sizeable and Attractive
The world’s largest OTC market
with sales of $21.1bn
in 2008
(1)
Sales growth of +3.3%
in 2008
4
th
largest per capita consumption
of OTC products
U.S. OTC market growth expected
to be sustained at mid
single digit
Rx-to-OTC switches
Innovative line extensions
New consumer-focused products
(1) Nicholas Hall's DB6 – 2008
(2) Nicholas Hall's DB6 – Mid-2009
(3) Lifestyle OTCs include Smoking Control, Sleep Aids, Eye Care, Obesity Treatment, Ear Care, Stimulants
5%
Allergy
Cough
& Cold
6 Leading U.S. OTC Categories
(2)
(3)

sanofi aventis

symbion Consumer

OENOBIOL

KERNPHARM

GRAMON

Doliprane
ESSENTIALE®
Enterogermina
Maalox
MAGNE B6
Dorflex®
Lactacyd

Sanofi-aventis is a growing player
in Consumer Health Care
Ranked #6
globally
(1)
OTC sales up +19.6%
in 9M 2009
(2)
8 flagship OTC brands
(3)
growing
at +9.4%
(2)
and
accounting for 46.1%
of OTC sales in 9M 2009
4 local OTC acquisitions made over
the last year:
Australia
France
The Netherlands
Argentina
OTC is a Dynamic Growth Area for sanofi-aventis
(1) Nicholas Hall, 2008
(2) Growth at constant exchange rates
(3) 8 flagship OTC brands: Doliprane
®
, Essentiale
®
, Enterogermina
®
, Maalox
®
, No Spa
®
, Magne B6
®
, Lactacyd
®
, Dorflex
®
(4) sanofi-aventis internal estimates
4.0%
6.2%
15.2%
3.1%
4.4%
4.7%
4.8%
53.9%
3.6%
Others
OTC Sales % by Brands - 9M 2009
NO-SPA
NO-SPA
-SPA
SPA
OTC Sales - 2009e
(4)
: €1.4bn

4%
46%
16%
22%
12%
Sanofi-aventis Has Strong Local Presence
in Selected OTC Markets ex-U.S.
OTC contributes a growing
percentage of sales
5.1% of pharma sales in 9M 2009
Sanofi-aventis has leading
positions in 6 countries
(1)
France (#1), Italy (#1), Russia (#3),
Australia (#1), Brazil (#2) and
Mexico (#4)
representing 77.4%
of Group OTC
sales in 9M 2009
No direct presence in the
all-important U.S. Consumer
Health Care market
Eastern
Europe
Western
Europe
Latin
America
Asia Pacific
Africa &
Middle East
OTC Sales by Regions - 9M 2009
(1) Nicholas Hall's DB6 – 2008

sanofi aventis
Because health matters

allegra
fexofenadine HCl

Switching Allegra from Rx-to-OTC in the U.S.
Would Create Substantial Value
Allergy Care is one of the largest and
fastest growing OTC categories
is an attractive switch target
Robust Rx pool of over 23m TRx’s
per year
(1)
of fexofenadine
Significant estimated patient count
on fexofenadine
of around 7.8 m
in 2008
Strong brand equity
Clear regulatory framework
Sanofi-aventis has other potential
Rx-to-OTC switch candidates
23.0
25.4
24.7
24.3
0
5
10
15
20
25
30
2005 2006 2007 2008
Total
fexofenadine
U.S. TRx in million
(1)
(1) NPA data

th
Fiscal 2008 sales: $454.9m
(2)
26 brands, 6 core
A total of 488 employees
Headquartered in
Chattanooga, Tennessee
2 manufacturing plants in
Chattanooga and 1 site
under construction
Chattem is the Largest Pure-play Company
in the U.S. Consumer Health Care Market
(1) Acquisition of 2 J&J OTC products: Act
®
mouthwash and Balmex
®
diaper cream and 3 Pfizer OTC products: Cortizone
®
topical analgesic, Kaopectate
®
anti-diarrheal, and the
Unisom
®
sleep aid
(2) Fiscal year is from December 1 to November 30
A focused Consumer Health Care
player with high exposure to OTC
Founded in 1879 and 5 generation
family led
Manufacturer and marketer of a broad
portfolio of Consumer Health Care
brands
Successful acquisition of 5 OTC
brands from J&J / Pfizer in 2007
U.S. accounts for 95% of sales
An ideal company for building
a U.S. Consumer Healthcare platform
st
th

Aspercreme
Relieves Itch Fast
Cortizone-10
Balmex
Unisom
SLEEPMELTS
Garlique
Max

(1) 9M: from December 1st, 2008 to August 31st, 2009

5.0%
4.2%
20.5%
33.4%
7.4%
9.7%
15.2%
4.5%
Chattem Has Leading Brands
in Many Consumer Health Care Categories
Medicated Skin Care
Topical Pain
Care
Oral Care
Medicated Dandruff
Shampoos
Internal OTC’s
Other
OTC’s
International
Dietary
Supplements
Sales by Category - 9M 2009: $353m
(1)

sanofi aventis
Because health matters

ICY HOT
PATCH PM
Selsun blue
Selsun
ACT
Anticavity
KIDS
ACT
Restoring
Helps Heal Itch Fast
Corlizone-10
ICY HOT
GEL
Unisom

Chattem has a variety of well-
recognized brands:
Gold Bond
®
, Icy Hot
®
, ACT
®
,
Cortizone-10
®
, Selsun Blue
®
, Unisom
®
Top 6 brands represent 70% of sales
Market leaders in their respective
categories across food, drug and
mass merchandisers
0
50
100
150
200
250
300
350
400
450
500
FY 04 FY 05 FY 06 FY 07 FY 08 FY 09e
Chattem Sales ($m)
(1)
Chattem Offers a Unique Opportunity to Enter
the All-important U.S. Consumer Health Care Market
Consumer Health Care will become a 4 platform in the U.S. for sanofi-aventis with Rx medicines, Vaccines and Animal Health
CAGR
+12.3%
(1) Fiscal Year 2009 sales consensus estimates from IBES
(1)
th

35%
30%
25%
20%
15%
10%
5%
0%
Chattem
Prestige Brands
Colgate Palmolive
Bayer Consumer Care
Procter & Gamble
GSK Consumer healthcare
Clorox
Novartis Consumer Health
J&J Consumer Health Care

(1) Data from public filings from each company for 2008
(2) Excluding a loss on early extinguishment of debt, SFAS 123R employee stock option expense, non-recurring expenses related to the voluntary recall of Icy Hot Heat Therapy and a settlement related to claims alleging pulmonary arterial hypertension as a result of ingestion of Dexatrim products in 1998 through 2003

High existing margins
at the high end of peers
Gross margin above peers
at 69.7% for 9M 2009
Sustained A&P spend of 22.2%
for 9M 2009 driving growth
SG&A now below peers
at 12.8% for 9M 2009
Best-in-class operating margin
of 34.7%
for 9M 2009
Adjusted
(2)
net income of $82.2m
and adjusted EPS of $4.25
for
fiscal 2008
Chattem has an Attractive Financial Profile
Operating Margin (%)
(1)
(1) Datafrompublicfilingsfromeachcompanyfor2008
(2) Excludingalossonearlyextinguishmentofdebt,SFAS123Remployeestockoptionexpense,non-recurringexpensesrelatedtothevoluntaryrecallofIcyHotHeatTherapy andasettlementrelatedtoclaimsallegingpulmonaryarterialhypertensionasaresultofingestionofDexatrimproductsin1998through2003

Chattem is a Unique Value Creating Opportunity
At $93.50
per share, or approximately $1.9bn, the transaction values Chattem at:
The valuation is in-line with comparable Consumer Health Care transactions
The acquisition of Chattem will be structured as a Cash Tender Offer
The transaction is expected to lead to sales synergies and incremental value creation from Allegra
®
Rx-to-OTC switch
The transaction will be accretive from Year 1
Chattem’s Board of Directors has unanimously approved the transaction
The transaction is expected to close in Q1 2010
(2)
(1) See appendix for derivation of non-GAAP financial measures
(2) Subject to the satisfaction of various conditions, including the tender of a majority of Chattem’s share capital, the receipt of regulatory approvals, and other customary closing conditions
4.8 x 2009 EV/sales
(1)
13.3 x 2009 EV/EBITDA
(1)

A Strategic Transaction to Reinforce our Presence
in the U.S. Consumer Healthcare Market
The acquisition of Chattem will be an important step towards building a strong position
in the U.S. Consumer Health Care market
Chattem
brings best-in-class margins
and strong core Consumer
Health Care brands
The transaction also allows sanofi-aventis to keep the full value of the Allegra
®
Rx-to-OTC switch in the U.S.
With Chattem, sanofi-aventis aims to become the #5 OTC player globally behind J&J, GSK, Novartis and Bayer
This supports our vision of becoming a global diversified
healthcare leader

16 Q&A Session

Appendix - Derivation of non-GAAP Measures
Enterprise Value (EV)
EBITDA 2009e
(3)
US$159m Estimated Operating Income
US$167m Estimated EBITDA
US$8m Estimated Depreciation & Amortization
US$1,856m Diluted Outstanding Shares
(1)
(19.85m) x Offer Price (US$93.50)
US$2,221m EV
US$365m Net Debt
(2)
(1) Calculation based on August 31 2009 (Q3) disclosure: 19.04m basic shares outstanding.
Additional options dilution calculated based on 1.82m options outstanding with a weighted average strike price of $51.74
(2) As per August 31 2009 (Q3) disclosure, includes convertible value above par
(1.29m effective shares underlying $96.3m par value 2.0% convertible based on an effective conversion price of $74.82)
(3) IBES consensus estimate
st
st